Exhibit 1.1

FIRST AMENDMENT TO

EQUITY DISTRIBUTION AGREEMENT

This First Amendment (this “Amendment”), dated as of March 8, 2022, to the Equity Distribution Agreement, dated as of July 9, 2021 (the “Agreement”), is entered into by and among Ready Capital Corporation (the “Company”), Sutherland Partners L.P. (the “Operating Partnership”), Waterfall Asset Management, LLC (the “Manager”), and JMP Securities LLC (the “Placement Agent”). Each entity listed above a “Party” and collectively the “Parties”.

RECITALS

A.            The Parties hereto are parties to the Agreement.

B.            The Company, the Operating Partnership, the Manager and the Placement Agent wish to amend the Agreement to modify the definition of certain defined terms set forth in the Agreement and used therein with effect on and after March 8, 2022 (the “Effective Date”).

C.            This Amendment shall constitute an amendment to the Agreement, which shall remain in full force and effect as amended by this Amendment.

NOW, THEREFORE, in consideration of the mutual agreement to amend the Agreement, the parties hereto, intending legally to be bound, hereby amend and modify the Agreement as of the date hereof as follows:

1.            Definitions. Unless otherwise specified herein, capitalized terms used herein shall have the respective meanings assigned thereto in the Agreement.

2.            Representation and Warranty. Each of the Company, the Operating Partnership and the Manager represent and warrant to the Placement Agent that this Amendment has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, the Operating Partnership and the Manager, respectively.

3.            Amendment of the Agreement.

3.1            On and after the Effective Date, the references to “Registration Statement” shall refer to the automatic shelf registration statement (File No. 333-262104, provided that the term Registration Statement shall refer to any replacement registration statement that is filed by the Company with the Commission upon the expiration of Registration Statement File No. 333-262104, from the effective date of any such later registration statement), including the prospectus constituting a part of such Registration Statement (to which references to the “base prospectus” shall refer on and after the Effective Date), filed by the Company with the Commission on Form S-3ASR, relating to certain securities, including the Securities to be issued from time to time by the Company pursuant to the Agreement, as of the Registration Statement’s most recent effective date, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A and Rule 430B under the Securities Act.

3.2            On and after the Effective Date, the references to “Prospectus Supplement” shall refer to the final prospectus supplement, relating to the Securities to be issued from time to time by the Company pursuant to the Agreement, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act (currently the prospectus supplement filed with the Commission on the date hereof related to the Securities, provided that the term Prospectus Supplement shall include any replacement prospectus supplement that is filed with the Commission relating to any replacement Registration Statement from the date of filing of any such later prospectus supplement), in the form furnished by the Company to the Placement Agent in connection with the offering of the Securities.

3.3            On and after the Effective Date, Section 5(a)(40) of the Agreement is hereby deleted and replaced in its entirety with the following:

(40) Sanctions.

(i)             None of the Company, any of its Subsidiaries, or any director, officer, or employee thereof, or, to the knowledge of the Company and the Operating Partnership, any agent, affiliate or representative of the Company or any of its Subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A)  the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”); or

(B)  located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic or so-called Luhansk People’s Republic and the Crimea region of Ukraine).

(ii)            The Company will not, directly or indirectly, use the proceeds from the sale of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person:

(A)  to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)  in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering of the Securities, whether as underwriter, advisor, investor or otherwise).

3.4            Notwithstanding anything to the contrary contained herein, this Amendment shall not have any effect on offerings or sales of Securities prior to the Effective Date or on the terms of the Agreement, and the rights and obligations of the parties thereunder, insofar as they relate to such offerings or sales, including, without limitation, the representations, warranties and agreements (including the indemnification and contribution provisions), as well as the definitions of “Registration Statement,” “base prospectus” and “Prospectus Supplement,” contained in the Agreement prior to the Effective Date.

4.            Governing Law and Time. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

5.            Entire Agreement. The Agreement, as amended by this Amendment, represents the entire agreement between the Company, the Manager, the Operating Partnership, and the Placement Agent with respect to the preparation of any Registration Statement, Prospectus Supplement or the Prospectus, the conduct of the offering and the sale and distribution of the Securities.

6.            Counterparts. This Amendment may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[SIGNATURES FOLLOW ON NEXT PAGES]

IN WITNESS WHEREOF, the Parties have each executed this Amendment as of the date appearing on the first page of this Amendment.

READY CAPITAL CORPORATION,

By:	/s/ Andrew Ahlborn
Name: Andrew Ahlborn
Title: Chief Financial Officer

SUTHERLAND PARTNERS, L.P.

By:	/s/ Andrew Ahlborn
Name: Andrew Ahlborn
Title: Chief Financial Officer

WATERFALL ASSET MANAGEMENT LLC

By:	/s/ Thomas Capasse
Name: Thomas Capasse
Title: Managing Partner

[Signature page to First Amendment to Equity Distribution Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

JMP SECURITIES LLC

By:	/s/ Tosh Chandra
Name: Tosh Chandra
Title: Managing Director

[Signature page to First Amendment to Equity Distribution Agreement]